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                          NINTH AMENDMENT TO LEASE              Exhibit (10)(ii)
                          ------------------------

     This Ninth Amendment to Lease (this "Amendment") is made as of January 31, 2000 by and between American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated April 5, 1990 and known as Trust No. 110513-07 ("Landlord"), and The Northern Trust Company, an Illinois banking corporation.

                                    Recitals
                                    --------

     A. American National Bank and Trust Company of Chicago, as Trustee under Trust No. 65287 ("Prior Landlord") and Tenant entered into that certain Lease dated August 27, 1985 (the "Original Lease") as amended by that certain First Amendment to Agreement of Lease dated August 15, 1986 (the "First Amendment"), that certain Second Amendment to Agreement of Lease dated August 6, 1987 (the "Second Amendment"), and that certain Third Amendment to Agreement of Lease dated May 20, 1988 (the "Third Amendment").

     B. The Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment, was assigned by Prior Landlord to Landlord by an assignment dated April 6, 1990.

     C. Landlord and Tenant further amended the Original Lease by that certain Fourth Amendment to Agreement of Lease dated May 1, 1990, that certain Fifth Amendment to Agreement of Lease dated January 12, 1995, that certain Sixth Amendment to Agreement of Lease dated November 30, 1995 and, certain Seventh Amendment dated February 24, 1998 (the "Seventh Amendment") and that certain Eighth Amendment to Lease dated as of January 31, 2000 (the "Eighth Amendment"). The Original Lease, as amended by all of the aforedescribed amendments, is hereinafter referred to as the "Lease." All capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Lease.

     D. Pursuant to the Lease (including the Eighth Amendment), Tenant now leases from Landlord approximately 262,492 rentable square feet, (subject to the terms of the Seventh Amendment), in the building located at 181 West Madison Street, Chicago, Illinois.

     E. Tenant has requested to lease from Landlord, and Landlord has agreed to lease to Tenant, additional space in the Building on a short-term basis and the parties wish to confirm their agreements regarding such leasing in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. 36th Floor Space. Effective as of June 1, 2000 and continuing to and including December 31, 2000 (such period, the "36th Floor Space Term") the Premises shall be expanded to include that certain space on the 36th floor of the Building, containing approximately 20,866 rentable square feet and depicted on Exhibit A attached hereto and incorporated herein by this reference (the "36th Floor Space"). Notwithstanding anything to the contrary contained herein, but subject to the conditions and requirements set forth in Paragraph 4 below, Tenant shall have the right to enter the Premises and to begin to improve the 36th Floor Space for Tenant's purposes from and after the date on which this Amendment is fully executed, in which event all of the provisions of the Original Lease applicable to occupancy of premises shall apply and be in full force and effect as to the 36th Floor Space, other than, the obligation to pay Rent, which shall commence on June 1, 2000.

     2. 36th Floor Space Base Rent. Tenant shall pay Base Rent in consideration for the leasing of the 36th Floor Space for the 36th Floor Space Term, at the annual rate of $10.00 per square foot, in monthly installments of Seventeen Thousand Three Hundred Eighty-Eight and 33/100 Dollars ($17,388.33). Base Rent shall be paid promptly on the first day of each and every calendar month during the 36th Floor Space Term.

     3. Rent Adjustments - Operating Expenses. During the 36th Floor Space Term and with respect to the 36th Floor Space, Tenant shall separately pay Tenant's Proportionate Share of Operating Expenses and Operating Expense Deposits as described in Paragraph 5 of the Original Lease with respect to the 36th Floor Space. Tenant's Proportionate Share with respect to the 36th Floor Space shall be 2.2716%. No Rent Adjustment (as described in Paragraph 5.B) shall be payable with respect to the leasing of the 36th Floor Space.

     4. Condition of Space and Tenant Improvements. Landlord shall deliver possession of the 36th Floor Space to Tenant on or before March 10, 2000.
Tenant agrees to accept the 36th Floor Space in its "as is" condition as of the date of this Amendment and agrees that Landlord has made no promise, representation or agreement regarding any improvements, alterations or renovations of the 36th Floor Space. Tenant shall be permitted to construct leasehold improvements to such space, in accordance with the following provisions:

     (a) Tenant shall, at Tenant's sole cost and expense cause, to be prepared and submitted to the Landlord for Landlord's prior approval, at such time as Tenant desires, plans and specifications (the "Tenant's Plans"), including, but not limited to, all space plans, working drawings, mechanical and engineering drawings disclosing all construction to be performed to build out the 36th Floor Space. Landlord agrees to review and either approve or disapprove (and noting with such disapproval the specific items not approved) Tenant's Plans within five (5) business days of Landlord's receipt of a complete set of Tenant's Plans. In the event Tenant's Plans are disapproved, Tenant shall revise and resubmit Tenant's Plans expeditiously and Landlord shall review the same and notify the Tenant of its approval or disapproval within three (3) business days thereafter in the same manner as required for the initial submittal. Landlord's approval shall not be unseasonably withheld or delayed. Landlord's authorized representative ("Landlord's Representative") for the purpose of Tenant's deliveries or to communications to Landlord shall be Andrew Bartucci or such other person as is designated by Landlord in writing. Tenant shall not commence any work in the 36th Floor Space until Tenant's Plans have been approved.

     (b) Tenant is hereby granted the right to utilize contractors of Tenant's own choice to construct improvements to the 36th Floor Space, subject to Landlord's approval as to the qualifications of such contractor which shall not be unreasonably withheld. Landlord hereby approves Valenti, or Bulley Andrews. The contractor chosen by Tenant is hereinafter referred to as "Tenant's Contractor". All installations, alterations and additions shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used. Such work performed by Tenant's Contractor shall comply with the Americans With Disabilities Act, and with all insurance requirements and all other ordinances and regulations of the City of Chicago or any department or agency thereof and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof. Tenant shall permit Landlord's Representative (and an architect or engineer designated by Landlord) to observe all construction operations within the 36th Floor Space performed by Tenant's Contractor, provided that no supervision fee shall be charged by Landlord. Such observation by persons on behalf of Landlord shall be solely and only for the benefit of Landlord. Tenant shall pay to the Landlord the cost of any materials purchased from Landlord at Landlord's actual invoice cost for said items. Tenant shall not be charged for hoisting. No silence or statement by any person acting on behalf of Landlord shall be deemed or construed as an assumption by said persons or Landlord of any responsibility for or in relation to the construction of the 36th Floor Space or any guarantee that the work completed within the 36th Floor Space complies with legal requirements, complies with Tenant's Plans, or is suitable or acceptable to the Tenant for Tenant's intended business purposes. Tenant shall furnish to Landlord, prior to commencement of any work in the 36th Floor Space, building permits (or such other documentation as is required by the City of Chicago to commence such work) and certificates of appropriate insurance. Upon completion of any installations, alterations or additions, Tenant shall furnish Landlord with building permits (to the extent not previously required and furnished), and with contractor's affidavits and full and final waivers of lien covering all labor and material expended and used in constructing the 36th Floor Space. Tenant shall hold Landlord harmless and indemnify Landlord from all claims and costs, damages, liens and expenses which may arise out of or are connected in any way with said construction by Tenant's Contractor.

     (c) The cost of all work (the "Work") necessary to build out all of the 36th Floor Space (including, but not limited to, all labor, material, permits and working drawings and design costs) shall be the responsibility of Tenant.

     (d) Landlord reserves the right from time to time, but not more often than monthly, to require Tenant to furnish partial or final lien waivers (as applicable) and sworn contractors' statements and all other reasonable information Landlord may request, in writing, so as to enable Landlord to determine the status of (i) the preparation or modification of Tenant's Plans; (ii) all contracts let or to be let in relation to the Work; (iii) the cost of all Work, including the cost of any extras or modifications requested by Tenant after Landlord's approval of Tenant's Plans; (iv) the status of completion of the Work; (v) the status of payment to all contractors, subcontractors and materialmen in relation to the Work; (vi) the status of Tenant's obligations to obtain partial and final lien waivers, as the situation may require, from all contractors, subcontractors and materialmen in relation to the Work; and (vii) the status of any adverse claims or disputes with contractors, subcontractors or materialmen in relation to the Work. Tenant shall furnish such information as Landlord may reasonably require to evidence the foregoing no later than fifteen (15) days subsequent to the date the Landlord requests the same, in writing.

     (e) The 36th Floor Space shall, upon expiration of the 36th Floor Space Term, be left by Tenant in its then "as is" condition, broom clean and, notwithstanding anything to the contrary contained in the Lease, Landlord shall have no right to require Tenant to remove any of the improvements made to the 36th Floor Expansion Space.

     5. Brokers. Tenant represents that, except for Douglas Elliman-Beitler and Staubach Midwest, LLC, it has not dealt with any real estate brokers in connection with this Ninth Amendment and, to its knowledge, no broker other than Douglas Elliman-Beitler and Staubach Midwest, LLC, initiated or participated in the negotiation of this Ninth Amendment, or submitted or showed the 36th Floor Space or any other space in the Building to Tenant. Notwithstanding the foregoing, no party is entitled to a commission or fee with respect to the leasing of the 36th Floor Space or the negotiation of this Ninth Amendment. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims of Staubach Midwest, LLC, or any other party claiming to have represented Tenant, for broker commission or fees in connection with this Ninth Amendment.

     Landlord represents that, except for Douglas Elliman-Beitler and Staubach Midwest, LLC, it has not deal with any real estate brokers in connection with this Ninth Amendment and, to its knowledge, no broker other than Douglas Elliman-Beitler and Staubach Midwest, LLC, initiated or participated in the negotiation of this Ninth Amendment or submitted or showed the 36th Floor Space or any other space in the Building, on behalf of Landlord, to Tenant. Notwithstanding the foregoing, no party is entitled to a commission or fee with respect to the leasing of the 36th Floor Space or the negotiation of this Ninth Amendment. Landlord hereby agrees to indemnify, defend, and hold Tenant harmless from and against any and all claims of Douglas Elliman-Beitler, or any other party claiming to have represented Landlord, for broker commissions or fees in connection with this Ninth Amendment.

     6. Merger. All negotiations, considerations, representations and understandings between Landlord and Tenant relating to this Ninth Amendment are incorporated herein and may be modified or altered only by agreement, in writing, between Landlord and Tenant. No modification, termination, or surrender of the Lease, as modified by this Ninth Amendment, or surrender of the Premises (including the 36th Floor Space) or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted, in writing, by Landlord an no act by any representative or agent of Landlord other than delivery of such a written agreement and acceptance by Landlord shall constitute agreement to and acceptance thereof. Any prior negotiations or intentions of the parties relating to this Ninth Amendment, whether oral or evidenced by written documentation dated prior to the date of this Ninth Amendment, are null and void, unless specifically incorporated herein by reference.

     7. Exoneration Clause. This Ninth Amendment is executed by the undersigned, American National Bank and Trust Company of Chicago, not personally, but as Trustee in the exercise of the power and authority conferred upon and vested in it as such Trustee and under the express direction of the beneficiaries of the said Trust.
It is expressly understood and agreed that all of the warranties, indemnities, representations, covenants, undertaking sand agreements herein made on the part of the Trustee are undertaken by it solely in its capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against the Trustee on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the Trustee in this instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

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
LANDLORD:                                     AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                              CHICAGO, not individually, but solely as Trustee
                                              under Trust Agreement dated April 5, 1990 and
                                              known as Trust No. 110513-07


                                              By:  /s/ Mark DaGrazia
                                                 --------------------------------
                                              Title:  Trust Officer
                                                    -----------------------------


                                              Attest:  Attestation not required by American
                                              National Bank and Trust Company of Chicago Bylaws

                                                                       ______________ Secretary

TENANT:                                       THE NORTHERN TRUST COMPANY



                                              By:  /s/ Wayne LaChance
                                                 --------------------------------
                                              Title:  Vice President
                                                    -----------------------------


                                   EXHIBIT A

                               36th  FLOOR SPACE